Exhibit 99.1

LANTRONIX REPORTS RESULTS FOR THE THIRD FISCAL QUARTER ENDED March 31, 2010
Net Revenue Increases by 14% and Non-GAAP Income Doubles

IRVINE, Calif., April 29, 2010 -- Lantronix, Inc. (NASDAQ: LTRX), global provider of secure, network-enabling technologies, today announced financial results for the third fiscal quarter ended March 31, 2010.

Financial Highlights for the Third Fiscal Quarter of 2010

•	Net revenue increased by 14% and 6% compared to the third fiscal quarter of 2009 and second fiscal quarter of 2010, respectively;

•	GAAP net loss was $136,000, or ($0.01) per share, compared to GAAP net loss of $263,000, or ($0.03) per share, for the third fiscal quarter of 2009;

•	Non-GAAP net income was $552,000, or $0.05 per share, compared to non-GAAP net income of $265,000, or $0.03 per share, for the third fiscal quarter of 2009; and

•	Cash and accounts receivable increased compared to the year ended June 30, 2009.

“Our March-ended quarter is typically the softest of our fiscal year; however, for our third fiscal quarter of 2010, we are pleased to report improvements in our key financial metrics. This includes sequential and year-over-year revenue growth, a decrease in GAAP loss, a doubling of our non-GAAP profitability compared to the year ago quarter, positive cash flows from operations and a stable balance sheet,” said Jerry Chase, president and CEO. “We continue to work closely with our market-leading customers and partners to deliver value-added solutions. Lantronix is well positioned to contribute to and benefit from growing markets such as medical device connectivity.”

Non-Financial Highlights

•
Integrated with the Renesas’ family of 32-bit SuperH processors the capability for inexpensive and secure remote maintenance, behind firewalls anywhere in the world, thus solving a problem that has seriously delayed widespread remote connectivity solutions. This initial step forms the foundation for further integration with other chip manufacturers.

•
Provided Ncell Corporation, a leading provider of integrated solutions that improve efficiency and resource utilization for precision manufacturers, a solution that centrally manages and monitors their manufacturing systems allowing them to take corrective actions without going to customer sites. Ncell plans to offer this value-added solution as a managed service, including it as part of a standardized package.

•	New product launches during the quarter positioned us well in high-growth markets, such as medical device connectivity, with value-added benefits such as:

o	Secure and intelligent connectivity for critical real-time data transport applications -- when lives are at risk or business stakes are high.

o
Increased level of transmission security for patient records, financial and customer information that will also help our customers securely exchange information, reduce their truck rolls and lower their costs; a win-win for everyone.

•
Provided Information Control Corporation, a leading supplier of solutions to help employers control and monitor their workforce, a solution for enhancing their time clocks with secure wireless connectivity. Lantronix helped Information Control minimize their engineering development risk and meet their goals of cutting development time and cost.

•
Our XPort Pro with Linux was named the winner of EDN’s 20th annual Innovation Award for Embedded-Systems Technologies. XPort Pro is the newest addition to Lantronix' popular XPort family of embedded Ethernet networking and compute modules used in millions of devices worldwide.

•	Significantly increased our Social Media presence via Twitter, the Lantronix blog and the “Lantronix Minute” to reach not only our vast customer base, but new potential customers as well.

•	Launched a variety of promotions and contests to increase interest around new product launches.

Financial Results for the Third Fiscal Quarter ended March 31, 2010

Net revenue was $12.1 million, an increase of $1.4 million or 14%, compared to $10.7 million for the third fiscal quarter of 2009. On a sequential basis, this was an increase of $646,000 or 6%, compared to $11.5 million for the second fiscal quarter of 2010.

Gross profit margin was 52.4%, compared to 52.3% for the third fiscal quarter of 2009. The increase in gross profit margin percent was due to lower inventory reserve costs offset by an increase in freight costs.

GAAP operating expenses were $6.5 million, an increase of $657,000 or 11%, compared to $5.8 million for the third fiscal quarter of 2009.  The increase in GAAP operating expenses, as detailed below, were due to a $358,000 increase in selling, general and administrative expense and a $276,000 increase in research and development expense.

•
Selling, general and administrative expense was $4.8 million, an increase of $358,000 or 8%, compared to $4.4 million for the third fiscal quarter of 2009. The increase was due to an increase in state franchise tax fees as a result of the reverse stock split, recruiting fees related to the hiring of sales managers in our Japan and Hong Kong sales offices, severance related charges, and sales commissions due to higher net revenue.

•
Research and development expense was $1.6 million, an increase of $276,000 or 20%, compared to $1.4 million for the third fiscal quarter of 2009. The increase was due to personnel-related expenses as a result of a reduction in the use of a company-wide furlough program and increased spending related to research and development projects.

Non-GAAP operating expenses were $5.9 million, an increase of $532,000 or 10%, compared to $5.3 million for the third fiscal quarter of 2009.

GAAP net loss was $136,000, or ($0.01) per share, compared to GAAP net loss of $263,000, or ($0.03) per share, for the third fiscal quarter of 2009.

Non-GAAP net income was $552,000, or $0.05 per share, compared to non-GAAP net income of $265,000, or $0.03 per share, for the third fiscal quarter of 2009.

Financial Results for the Nine Months ended March 31, 2010

Net revenue was $34.6 million, a decrease of $3.2 million or 9%, compared to $37.8 million for the nine months ended March 31, 2009.

Gross profit margin was 52.4% compared to 53.1% for the nine months ended March 31, 2009. The decrease in gross profit margin percent was primarily attributable to product mix, increased freight costs and employee severance.

GAAP operating expenses were $19.0 million, a decrease of $1.2 million or 6%, compared to $20.1 million for the nine months ended March 31, 2009.

•
Selling, general and administrative expense was $14.3 million, a decrease of $690,000 or 5%, compared to $15.0 million for the nine months ended March 31, 2009. The decrease was due to a decrease in personnel-related expenses, professional fees and marketing expenses.

•
Research and development expense was $4.6 million an increase of $219,000 or 5%, compared to $4.4 million for the nine months ended March 31, 2009. The increase was due to an increase in personnel-related expenses and spending related to current research and development projects.

•	Restructuring charges were $698,000 for the nine months ended March 31, 2009.

Non-GAAP operating expenses were $16.9 million, a decrease of $721,000 or 4%, compared to $17.6 million for the nine months ended March 31, 2009.

GAAP net loss was $1.0 million, or ($0.10) per share, compared to GAAP net loss of $227,000, or ($0.02) per share, for the nine months ended March 31, 2009.

Non-GAAP net income was $1.5 million, or $0.13 per share, compared to non-GAAP net income of $2.6 million, or $0.25 per share, for the nine months ended March 31, 2009.

Balance Sheet Summary

Cash and cash equivalents were $9.3 million as of March 31, 2010, an increase of $176,000, compared to $9.1 million as of June 30, 2009.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $3.6 million as of March 31, 2010, an increase of $1.1 million, compared to $2.5 million as of June 30, 2009.

Net Inventory was $6.4 million as of March 31, 2010, a decrease of $30,000, compared to $6.5 million as of June 30, 2009.

Accounts payable were $7.2 million as of March 31, 2010, an increase of $1.6 million, compared to $5.6 million as of June 30, 2009. The increase was due to the timing of inventory receipts during the quarter as inventory is the primary driver of accounts payable. As compared to the prior fiscal quarter, accounts payable decreased by $353,000.

Working capital remained consistent at $7.4 million as of March 31, 2010 and June 30, 2009.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

The Company will report financial results for the third fiscal quarter ended March 31, 2010, after the market close on Thursday, April 29, 2010. Following the press release, management will conduct a conference call with simultaneous audio webcast at 5:00 p.m. EDT. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will discuss the third fiscal quarter's results and answer questions.

Interested parties may participate in the live conference call by dialing 866-730-5771 (international dial-in 857-350-1595) and entering passcode 6139-2661, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us> Investor Relations> Presentations from the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through May 29, 2010 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 8503-8731. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarters ended December 31, 2009 and September 30, 2009 and our Annual Report on Form 10-K for the year ended June 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)

	March 31,	June 30,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$9,313	$9,137
Accounts receivable, net	2,575	1,851
Contract manufacturers' receivable	1,002	655
Inventories, net	6,449	6,479
Prepaid expenses and other current assets	542	529
Total current assets	19,881	18,651

Property and equipment, net	2,424	2,230
Goodwill	9,488	9,488
Purchased intangible assets, net	177	265
Other assets	134	122
Total assets	$32,104	$30,756

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,230	$5,626
Accrued payroll and related expenses	1,137	1,414
Warranty reserve	224	224
Restructuring reserve	-	76
Short-term debt	667	667
Other current liabilities	3,247	3,221
Total current liabilities	12,505	11,228
Non-current liabilities:
Long-term liabilities	657	117
Long-term capital lease obligations	188	309
Long-term debt	278	778
Total non-current liabilities	1,123	1,204
Total liabilities	13,628	12,432

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	190,773	189,584
Accumulated deficit	(172,697)	(171,687)
Accumulated other comprehensive income	399	426
Total stockholders' equity	18,476	18,324
Total liabilities and stockholders' equity	$32,104	$30,756

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Net revenue (1)	$12,124	$10,655	$34,556	$37,752
Cost of revenue	5,772	5,086	16,438	17,716
Gross profit	6,352	5,569	18,118	20,036
Operating expenses:
Selling, general and administrative	4,804	4,446	14,279	14,969
Research and development	1,643	1,367	4,638	4,419
Restructuring charges	-	(23)	-	698
Amortization of purchased intangible assets	18	18	54	54
Total operating expenses	6,465	5,808	18,971	20,140
Loss from operations	(113)	(239)	(853)	(104)
Interest expense, net	(29)	(51)	(118)	(134)
Other income (expense), net	17	37	(8)	43
Loss before income taxes	(125)	(253)	(979)	(195)
Provision for income taxes	11	10	31	32
Net loss	$(136)	$(263)	$(1,010)	$(227)

Net loss per share (basic and diluted)	$(0.01)	$(0.03)	$(0.10)	$(0.02)

Weighted-average shares (basic and diluted)	10,318	10,087	10,262	10,078

(1) Includes net revenue from related parties	$214	$244	$481	$804

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

GAAP net loss	$(136)	$(263)	$(1,010)	$(227)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	11	2	30	49
Employer portion of withholding taxes on stock grants	-	-	3	-
Depreciation and amortization	70	43	188	126
Total adjustments to cost of revenues	81	45	221	175
Selling, general and adminstrative:
Share-based compensation	257	242	1,108	956
Employer portion of withholding taxes on stock grants	-	-	13	-
Depreciation and amortization	180	153	461	423
Total adjustments to selling, general and administrative	437	395	1,582	1,379
Research and development:
Share-based compensation	116	51	389	354
Employer portion of withholding taxes on stock grants	-	-	21	-
Depreciation and amortization	13	18	45	54
Total adjustments to research and development	129	69	455	408
Restructuring charge	-	(23)	-	698
Amortization of purchased intangible assets	18	18	54	54
Total non-GAAP adjustments to operating expenses	584	459	2,091	2,539
Interest expense, net	29	51	118	134
Other income (expense), net	(17)	(37)	8	(43)
Provision for income taxes	11	10	31	32
Total non-GAAP adjustments	688	528	2,469	2,837
Non-GAAP net income	$552	$265	$1,459	$2,610

Non-GAAP net income per share (diluted)	$0.05	$0.03	$0.13	$0.25

Denominator for GAAP net income per share (diluted)	10,318	10,087	10,262	10,078
Non-GAAP adjustment	579	507	564	323
Denominator for non-GAAP net income per share (diluted)	10,897	10,594	10,826	10,400

GAAP operating expenses	$6,465	$5,808	$18,971	$20,140
Non-GAAP adjustments to operating expenses	(584)	(459)	(2,091)	(2,539)
Non-GAAP operating expenses	$5,881	$5,349	$16,880	$17,601

LANTRONIX, INC.
Unaudited Net Revenues by Product Line
(In thousands, except percentages)

	Three Months Ended March 31,
		% of Net		% of Net	Change
	2010	Revenue	2009	Revenue	$	%

Device enablement	$9,572	79.0%	$8,737	82.0%	$835	9.6%
Device management	2,385	19.7%	1,609	15.1%	776	48.2%
Device networking	11,957	98.7%	10,346	97.1%	1,611	15.6%
Non-core	167	1.3%	309	2.9%	(142)	(46.0%	)
Net revenue	$12,124	100.0%	$10,655	100.0%	$1,469	13.8%

	Nine Months Ended March 31,
		% of Net		% of Net	Change
	2010	Revenue	2009	Revenue	$	%

Device enablement	$27,567	79.8%	$30,405	80.5%	$(2,838)	(9.3%	)
Device management	6,287	18.2%	5,828	15.4%	459	7.9%
Device networking	33,854	98.0%	36,233	95.9%	(2,379)	(6.6%	)
Non-core	702	2.0%	1,519	4.1%	(817)	(53.8%	)
Net revenue	$34,556	100.0%	$37,752	100.0%	$(3,196)	(8.5%	)

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